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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in this Current Report on Form 8-K, and in Amendment No. 1 to Registration Statement No. 333-109092 of Phoenix Footwear Group, Inc. on Form S-3, Registration Statement No. 333-69066 of Phoenix Footwear Group, Inc. on Form S-8, Registration Statement No. 333-116391 of Phoenix Footwear Group, Inc. on Form S-8 and Registration Statement No. 333- 117245 of Phoenix Footwear Group, Inc. on Form S-8, of our report dated November 19, 2003, except with respect to notes 6, 13 and 14 which are dated June 15, 2004, relating to the consolidated financial statements of Altama Delta Corporation and subsidiary, which appears in the Current Report on Form 8-K of Phoenix Footwear Group, Inc. filed July 8, 2004

/s/ JOSEPH DECOSIMO AND COMPANY, LLC, CERTIFIED PUBLIC ACCOUNTANTS Atlanta, Georgia
August 3, 2004